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                                                                    EXHIBIT 99.1

                          PERIODIC REPORT CERTIFICATION
           of the Chief Executive Officer and Chief Financial Officer

I, Robert G. Richards, Chief Executive Officer of Irvine Sensors, Inc. (the "Company"), certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) the Report of the Company on Form 10-Q for the quarterly period ending June 30, 2002, as filed with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Robert G. Richards

Robert G. Richards
Chief Executive Officer
August 14, 2002

I, John J. Stuart, Jr., Chief Financial Officer of Irvine Sensors, Inc. (the "Company"), certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) the Report of the Company on Form 10-Q for the quarterly period ending June 30, 2002, as filed with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ John J. Stuart, Jr.

John J. Stuart, Jr.
Chief Financial Officer
August 14, 2002